NEWS
------------------------------------------------------- -----------------------
KeySpan Corporation                                       For Immediate Release

Contacts:  Investors                Media
           Michael J. Taunton       Robert J. Mahony
           (718) 403-3265           (718) 403-2503


                    KEYSPAN ANNOUNCES SECOND QUARTER EARNINGS

Brooklyn, New York, July 26, 2001 -- KeySpan Corporation (NYSE: KSE) reported earnings of $22.1 million, or $0.16 per share for the quarter, excluding a special charge announced last week of $30.1 million after tax, or $0.22 per share, compared to $47.1 million, or $0.35 per share earned for the same period a year ago.

For the six-months ended June 30, 2001, earnings were $245.4 million, or $1.79 per share, excluding the special charge, compared to $210.6 million, or $1.57 per share for the same period last year -- an increase of $34.8 million, or $0.22 per share. The primary drivers of this increase are growth in our core gas distribution business, including the newly acquired New England gas companies, and our gas exploration and production activities.

Earnings for the quarter were adversely affected by the special charge in the unregulated Energy Services segment as the result of the operations of the Roy Kay companies. Including this special charge, earnings were a loss of $8.0 million, or $0.06 per share, for the second quarter, and a profit of $215.3 million, or $1.57 per share, for the year to date. Year to date diluted earnings were $1.55 per share.

"Although we are disappointed with the need to take a special charge, we are pleased with the results of our operations and the implementation of our growth strategy. Except for the Roy Kay companies, our Energy Services acquisitions are on target. The performance of our gas distribution business continues to excel as we successfully integrate the operations of our gas distribution acquisitions and achieve our synergy-savings targets. Our gas exploration and production segment has increased production by approximately 20% this year, and the segment continues to provide significant value to shareholders. We have a strong position in the New York electric market, and our energy investments are providing a significant contribution. Based on this platform for continued growth and our strong first-half results, we are confident that we will continue to deliver strong earnings in the future."

Major highlights of the second quarter and year-to-date results reported as Earnings Before Interest and Taxes (EBIT) are as follows:

o The Gas Distribution segment had EBIT in the second quarter of $18.9 million, compared to $25.2 million in the second quarter last year. Second quarter earnings were adversely impacted by the anticipated seasonal loss recorded by our New England companies, which were not included in last year's results. For the six-month period, this business segment had EBIT of $350.5 million, up 45% from $242.1 million last year. The improved performance, on a year to date basis, reflects the winter heating sales as a result of the acquisition of the New England gas companies, and the continued significant gas-sales growth resulting from the high level of conversions from oil to gas in New York and on Long Island. This year, we have completed approximately 20,000 gas installations, adding $25 million in new gross profit margin-more than a 20% increase over last year.

o The Electric Services segment had EBIT in the second quarter of $56.2 million, compared to $59.9 million for the same period last year. Year to date, EBIT was $114.3 million compared to $132.0 million last year. The decrease of $17.7 million on a year to date basis is due, primarily, to lower revenues from the provision of ancillary services and, to a lesser extent, lower New York City electricity volumes and prices.

o Energy Services had EBIT of $8.1 million for the quarter, and $10.1 million year to date, excluding the special charge, compared to EBIT of $32.8 for the quarter, and $31.2 million for the year to date in 2000. The decrease for both the quarter and year to date was due to the operations of the Roy Kay companies, as well as lower revenues from KeySpan Energy Supply, Inc., which provides intercompany energy procurement and fuel management services to our electric generating business. Including the charge, Energy Services had a loss of $45.5 million for the quarter, and a loss of $43.5 million year to date.

o The Energy Investments segment, which includes our gas exploration & production operations, as well as our gas processing & pipeline investments, had quarterly EBIT results of $59.7 million, as compared to $26.6 million for the same quarter last year. EBIT results for the six-month period were $137.7 million, as compared to $47.4 million for the same period last year.

o Gas exploration and production operations, primarily from our 68% ownership in The Houston Exploration Company, contributed quarterly EBIT of $44.0 million, compared to $22.6 million for the quarter last year. Year-to-date, exploration and production contributed $109.5 million in EBIT versus $36.3 million in 2000. Year to date, our gas exploration and production activities benefited significantly from a 20% increase in production volumes and an 87% increase in natural-gas commodity prices. Houston Exploration has hedged up to 70% of this year's production.

o KeySpan's other energy investments, including Canadian mid-stream gas processing plants, gas pipelines, and an in-land barge business, contributed $15.7 million to EBIT in the quarter as compared to $4.0 million in the same period last year. For the six-month period, these investments contributed EBIT of $28.2 million as opposed to $11.1 million last year, as a result of improved operations and the contribution from the in-land barge business.

Earnings Outlook

For 2001, excluding the special charge incurred in our Energy Services segment, the Company has revised its earnings forecast to a range of $2.50 to $2.60 per share, and expects to be toward the middle of this range. Due to the seasonal nature of our gas business, we expect to report a small loss in the third quarter, with the balance of earnings to be achieved in the fourth quarter. Based on these strong earnings, we fully intend to maintain our dividend at the current annual rate of $1.78 per share.

Looking to the future, Mr. Catell said, "Our strategies to grow our Company are working. We focus on our customers, and have enhanced our competitive advantage by developing innovative ways to serve them. The increased demand for natural gas is a big plus for all our business segments, from gas conversions, to gas-fired electric generation. As part of our overall strategy to grow our electric-generating business, we have recently announced plans to install two LM6000 generating units at our Glenwood facility that will provide 79 megawatts of electricity on Long Island next year. We also plan to build two 250-megawatt plants, one in New York City and one on Long Island, expected to be on line in 2003 and 2004, respectively. The fundamentals of our business are in place; our focus is the growth of our Company and further demonstrating our commitment to increasing shareholder value."

A member of the Standard & Poor's 500 index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and more than 13,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, Canadian gas processing and fiber-optic cable. For more information about the company, visit KeySpan's Web site at: http://www.keyspanenergy.com

Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and involve a number of risks and uncertainties. Actual results may differ materially from those discussed in such statements. Among the factors that could cause actual results to differ materially are: general economic trends; fluctuations in gas and electric prices; available sources and costs of fuel; State and Federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the company to successfully reduce its cost structure; the ability of the company to successfully integrate acquired operations; the degree to which the company develops non-regulated business ventures; the effect of inflationary trends and increases in interest rates; and risks detailed from time to time in reports and other documents filed by the company with the Securities and Exchange Commission.


Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2001 Second Quarter Earnings Conference Call on
      Thursday, July 26, at 11:30 a.m. (EST)
      Dial Number: 888-552-7850
      Replay Number: 800-642-1687
      Access Code: 1178572
      AudioCast: http://investor.keyspanenergy.com

      For more information, contact:
        Media - (718) 403-2503
        Investors - (718) 403-3265

                               KeySpan Corporation

               (In Thousands of Dollars, Except Per Share Amounts)



-------------------------------------------------------------------------------------------------------
                                  Three Months       Three Months       Six Months        Six Months
                                      Ended              Ended             Ended             Ended
                                June 30, 2001      June 30, 2000      June 30, 2001    June 30, 2000
-------------------------------------------------------------------------------------------------------
Revenues
  Gas Distribution            $          620,685 $          361,540 $       2,374,478  $     1,166,243
  Electric Services                      357,904            388,695           701,276          723,099
  Energy Services                        232,771            137,895           551,944          264,375
  Energy Investments                     211,657             59,458           436,954          110,484
-------------------------------------------------------------------------------------------------------
Total Revenues                         1,423,017            947,588         4,064,652        2,264,201
-------------------------------------------------------------------------------------------------------

Operating Expenses
  Purchased gas for resale               348,349            167,736         1,545,707          576,783
  Fuel & purchased power                 146,357            102,414           289,657          172,991
  Operations & maintenance               585,539            378,986         1,144,219          734,465
  Depreciation, depletion
   & Amortization                        127,415             73,810           264,798          143,391
  Operating taxes                        103,621             91,118           248,880          206,541
-------------------------------------------------------------------------------------------------------
Total Operating Expenses               1,311,281            814,064         3,493,261        1,834,171
-------------------------------------------------------------------------------------------------------
Operating Income                         111,736            133,524           571,391          430,030

Other Income & (Deductions)              (16,597)             2,697            (8,393)          14,632
-------------------------------------------------------------------------------------------------------
Income Before Interest
 Charges & Income Taxes                   95,139            136,221           562,998          444,662

Interest Charges                          94,487             36,930           191,439           81,055
Income Taxes                               7,177             45,925           153,309          137,997
-------------------------------------------------------------------------------------------------------
Net Income (Loss)                         (6,525)            53,366           218,250          225,610
Preferred stock
 dividend requirements                     1,476              6,286             2,952           14,977
-------------------------------------------------------------------------------------------------------
Earnings (Loss)
 for Common Stock             $           (8,001)$           47,080 $         215,298  $       210,633
-------------------------------------------------------------------------------------------------------

Basic Earnings (Loss)
 Per Common Share             $            (0.06)$             0.35 $            1.57  $          1.57
Diluted Earnings (Loss)
 Per Common Share             $            (0.06)$             0.35 $            1.55  $          1.57
-------------------------------------------------------------------------------------------------------

Average Common Shares
 Outstanding (000)                       137,916            133,889           137,438          133,881

Average Common Shares
Outstanding - Diluted (000)              139,361            134,482           138,872          134,480



                                                                KeySpan Corporation
                                                                Segment Information
                                                        Three Months Ended June 30 , 2001
                                                             (In Thousands of Dollars)
                                                                Energy Investments
                                                         -----------------------------------
                          Gas Distribution Electric  Gas Exploration  Other     Energy     Total Operating    Recon-  Total Consoli-
                                           Services  & Production   Investments Services      Segments      ciliations    dation

 Revenues
 Unaffiliated Revenuse          620,685   357,904       119,659       91,998   232,771       1,423,017             -      1,423,017
 Intersegment Revenues                -         -             -            -    12,508          12,508       (12,508)             -
                              ------------------------------------------------------------------------------------------------------
                                620,685   357,904       119,659       91,998   245,279       1,435,525       (12,508)     1,423,017
                              ------------------------------------------------------------------------------------------------------


 Operation Expenses
 Purchased Gas                  328,487         -             -            -    19,862         348,349             -        348,349

 Purchased Fuel                       -    74,327             -            -    72,030         146,357             -        146,357

 Operations & Maintenance       158,356   178,571        10,959       66,334   195,602         609,822       (24,283)       585,539

 Depreciation, Depletion &
   Amortizations                 62,753    12,716        33,419       10,108     3,518         122,514         4,901        127,415

 Operating Taxes                 57,325    38,365         2,323        3,908       186         102,107         1,514        103,621

                              ------------------------------------------------------------------------------------------------------

 Total Operating Expenses       606,921   303,979        46,701       80,350   291,198       1,329,149       (17,868)     1,311,281
                              ------------------------------------------------------------------------------------------------------

 Operating Income                13,764    53,925        72,958       11,648   (45,919)        106,376         5,360        111,736

 Other Income &
   (Deductions)                   5,160     2,225       (29,001)       4,085       429         (17,102)          505        (16,597)

 Income Before Interest
                              ------------------------------------------------------------------------------------------------------
  Charges & Income Taxes         18,924    56,150        43,957       15,733   (45,490)         89,274         5,865         95,139
                              ======================================================================================================



                                                                KeySpan Corporation
                                                                Segment Information
                                                        Three Months Ended June 30 , 2000
                                                               (In Thousands of Dollars)
                                                                  Energy Investments
                                                         -------------------------------------
                          Gas Distribution Electric  Gas Exploration  Other     Energy     Total Operating    Recon-  Total Consoli-
                                           Services  & Production   Investments Services      Segments      ciliations    dation
 Revenues
 Unaffiliated Revenuse          361,540    388,695            57,842      1,490   137,895   947,462             126        947,588
 Intersegment Revenues                -          -                 -          -    32,158    32,158         (32,158)             -
                               -----------------------------------------------------------------------------------------------------
                                361,540    388,695            57,842      1,490   170,053   979,620         (32,032)       947,588
                              -----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  155,997         -                  -          -    11,739   167,736               -        167,736

 Purchased Fuel                       -     72,772                 -          -    29,642   102,414               -        102,414

 Operations & Maintenance       104,188    201,913            10,169      3,197    92,687   412,154         (33,168)       378,986

 Depreciation, Depletion &
  Amortizations                  30,072     12,296            22,246        624     2,399    67,637           6,173         73,810

 Operating Taxes                 48,994     37,695               254        187         -    87,130           3,988         91,118

                              -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses      339,251    324,676            32,669      4,008   136,467   837,071         (23,007)       814,064
                              -----------------------------------------------------------------------------------------------------

 Operating Income                22,289     64,019            25,173     (2,518)   33,586   142,549          (9,025)       133,524

 Other Income &
 (Deductions)                     2,874     (4,106)           (2,582)     6,572      (799)    1,959             738          2,697

 Income Before Interest
                              -----------------------------------------------------------------------------------------------------
  Charges& Income Taxes          25,163     59,913            22,591      4,054    32,787   144,508          (8,287)       136,221
                              =====================================================================================================


                                                                KeySpan Corporation
                                                                Segment Information
                                                        Six Months Ended June 30 , 2001
                                                            (In Thousands of Dollars)
                                                               Energy Investments
                                                       -----------------------------------


                           Gas Distribution Electric  Gas Exploration  Other     Energy     Total Operating   Recon-  Total Consoli-
                                            Services  & Production   Investments Services      Segments     ciliations    dation

 Revenues
 Unaffiliated Revenues           2,374,478   701,276         250,365     186,589   551,944       4,064,652          -     4,064,652
Intersegment Revenues                    -         -               -           -    21,388          21,388    (21,388)            -
                           ---------------------------------------------------------------------------------------------------------
                                 2,374,478   701,276         250,365     186,589   573,332       4,086,040    (21,388)    4,064,652
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                   1,433,796         -               -       2,739   109,172       1,545,707          -     1,545,707

 Purchased Fuel                          -   153,654               -           -   136,003         289,657          -       289,657

 Operations & Maintenance          320,127   331,536          29,882     137,627   356,001       1,175,173    (30,954)    1,144,219

 Depreciation, Depletion &
   Amortization                    130,213    25,283          67,052      20,080    12,845         255,473      9,325       264,798

 Operating Taxes                   149,124    81,669           2,562       6,726     3,799         243,880      5,000       248,880

                           ---------------------------------------------------------------------------------------------------------

 Total  Operating Expenses       2,033,260   592,142          99,496     167,172   617,820       3,509,890    (16,629)    3,493,261
                           ---------------------------------------------------------------------------------------------------------


 Operating Income                  341,218   109,134         150,869      19,417   (44,488)        576,150     (4,759)      571,391

 Other Income and
 (Deductions)                        9,312     5,196         (41,394)      8,793       957         (17,136)     8,743        (8,393)

 Income Before Interest
 Charges

 Income Before Interest
                           ---------------------------------------------------------------------------------------------------------

 Charges & Income Taxes            350,530   114,330         109,475      28,210   (43,531)        559,014      3,984       562,998
                           =========================================================================================================


                                                                KeySpan Corporation
                                                                Segment Information
                                                        Six Months Ended June 30 , 2000
                                                              (In Thousands of Dollars)
                                                               Energy Investments
                                                         -------------------------------



                           Gas Distribution Electric  Gas Exploration  Other     Energy     Total Operating   Recon-  Total Consoli-
                                            Services  & Production   Investments Services      Segments     ciliations    dation

                           ---------------------------------------------------------------------------------------------------------
 Revenues
 Unaffiliated Revenues          1,166,243   723,099      107,218       3,001   264,375       2,263,936             265     2,264,201
 Intersegment Revenues                  -         -            -           -    32,158          32,158         (32,158)            -
                           ---------------------------------------------------------------------------------------------------------
                                1,166,243   723,099      107,218       3,001   296,533       2,296,094         (31,893)    2,264,201
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                    530,629         -            -           -    46,154         576,783               -       576,783

 Purchased Fuel                         -   140,649            -           -    32,342         172,991               -       172,991

 Operations & Maintenance         218,492   345,291       21,648       4,854   181,412         771,697         (37,232)      734,465

 Depreciation, Depletion &
    Amortization                   57,368    24,561       43,249       1,008     4,585         130,771          12,620       143,391

 Operating Taxes                  124,490    77,185          792         192         -         202,659           3,882       206,541

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses        930,979   587,686       65,689       6,054   264,493       1,854,901         (20,730)    1,834,171
                           ---------------------------------------------------------------------------------------------------------

 Operating Income                 235,264   135,413       41,529      (3,053)   32,040         441,193         (11,163)      430,030

 Other Income &
 (Deductions)                       6,832    (3,373)      (5,195)     14,086      (816)         11,534           3,098        14,632

 Income Before Interest
                           ---------------------------------------------------------------------------------------------------------
  Charges & Income Taxes          242,096   132,040       36,334      11,033    31,224         452,727          (8,065)      444,662
                           =========================================================================================================